SECURED PROMISSORY NOTE

$100,000.00

Chicago, Illinois
October 30, 2013

For value received, KCI Investments, LLC., a Nevada limited liability company ("Borrower") promises to pay to the order of Richard D. Doermer or his assigns ("Lender") the sum of the aggregate unpaid principal amount of the amount advanced to Borrower under this Secured Promissory Note plus interest thereon accruing from and after the date of the advance. Lender will lend to Borrower up to the maximum amount of $100,000.00, to be lent through a single advance (the "Advance") (such borrowing, in the aggregate, the "Loan"). The principal of, and interest on, the Loan shall be payable in lawful currency of the United States of America by wire transfer in immediately available funds to the account of Lender, as provided in writing to Borrower by Lender. All payments shall be applied first to fees, costs and charges relating to this Secured Promissory Note (including, without limitation, any costs of collection), then to accrued and unpaid interest, and thereafter to principal.

1. Certain Definitions.

1.1 As used in this Agreement:

"Advance" has the meaning specified in the first paragraph of this Secured Promissory Note.

"Ancillary Documents" means all instruments, agreements or other documents to be executed by Borrower or others including without limitation the Security Agreement and any other instruments, agreements, or documents in fact executed in connection with this Secured Promissory Note.

"Business Day" means a day which is not a Saturday, Sunday, or day on which banks in Las Vegas, Nevada are generally closed for business.

"Default Rate" means an interest rate five percent (5%) per annum higher than the Note Rate.

"Event of Default" has the meaning set forth in Section 7 of this Secured Promissory Note.

"Liabilities" means all monetary and other obligations of Borrower hereunder, whether or not then due and payable, under the Note and under the Ancillary Documents.

"Loan" has the meaning specified in the first paragraph of this Secured Promissory Note.

"Maturity Date" means the date that is 30 days following the date first above written.

"Note Rate" has the meaning specified in Section 2.2.2 of this Secured Promissory Note.

"Prime Rate" means the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as quoted by the Wall Street Journal.

1.2 Miscellaneous Terms. All terms of an accounting character used in this Secured Promissory Note and not specifically defined have the meanings assigned to such terms by U.S. generally accepted accounting principles.

2. Term Loan

2.1 Advance. Lender must receive a written request for a specific amount and use signed by Borrower in the form attached hereto as Exhibit A (the "Advance Request") within five business days of the execution of this Note. The Advance will not be made for less than five hundred thousand U.S. Dollars unless otherwise agreed to in writing by Lender in its sole discretion. The Advance shall not be made on or after the Maturity Date, or after the occurrence of an Event of Default which has not been cured. Borrower agrees that Lender may rely on the Advance Request given by any person Lender reasonably believes is authorized to make such request without the necessity of independent investigation.

2.2 Interest Absent an Event of Default, the amount of the Advance shall accrue interest at the rate equal to twelve percent (12%) ("Note Rate"). Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Notwithstanding the foregoing, it is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the Loan (the "Maximum Rate"), and if the provisions for interest contained in this Secured Promissory Note would result in a rate higher than the Maximum Rate, interest shall be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal. Neither Borrower nor any guarantor or endorser of this Secured Promissory Note shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such excess interest.

2.3 Default Interest. Upon the occurrence of an Event of Default, the unpaid principal amount of the Loan and accrued and unpaid interest thereon shall bear interest at a rate equal to the lesser of the (i) Maximum Amount or (ii) Default Rate. Such interest shall accrue, commencing upon the occurrence of an Event of Default and continue until such Event of Default is cured or waived.

2.4 Payments. Borrower shall make monthly payments of interest only equal to $1,000 beginning on the first (1st) business day of the month following the date of the Advance. Principal shall be paid in the entirety on the Maturity Date.

2.5 Late Charges. If Lender has not received the full amount of any payment due hereunder by the date it is due, Borrower shall promptly pay a late charge to the Lender in the amount of five percent (5%) of the overdue amount. Borrower agrees this late charge is to compensate the Lender for damages the Lender will suffer in servicing the Loan including expenses directly attributable to handling delinquent payments. Borrower further agrees that the actual damages suffered by Lender will be extremely difficult and impractical to ascertain and the sum of five percent (5%) of the overdue payment is fair and reasonable.

2.6 Origination Fee and Expenses. Borrower shall have an obligation to pay to Lender an origination fee of $1,000.00 which may be paid from funds at time of closing. Borrower's execution of this Secured Promissory Note shall constitute its agreement, regardless of whether the Loan closes and funds, to pay upon demand all reasonable expenses in connection with the Loan, including (without limitation) legal fees for the preparation, negotiation, examination and enforcement of documents (including, without limitation, this Secured Promissory Note and the Ancillary Documents, and all other fees and costs incidental to the closing and making of the Loan). Lender shall not be required to pay any premium, brokerage fee, loan broker fee, commission or similar compensation in connection with this transaction, and Borrower agrees to defend, indemnify, and hold Lender harmless from and against all claims asserted by any person on account of any such fee, commission or compensation, including attorneys' fees paid or incurred by Lender with respect to any such claim.

2.7 Issuance of Company Interests. Borrower shall, concurrently with the issuance of this Note, transfer and assign to Lender membership interests in the Company equal to an aggregate of 2.0% of the issued and outstanding interests of the Company (determined on a fully-diluted basis) in exchange for the Lender's execution of a counterpart of, or joinder to, the Company's operating agreement.

3. Conditions Precedent. The execution and performance of this Secured Promissory Note by Lender, including the Advance, is subject to the following conditions precedent:

3.1 Documents. Execution by Borrower and delivery to Lender of this Secured Promissory Note and the Ancillary Documents, in each case, in form and substance satisfactory to Lender.

3.2 Authorization. Delivery to Lender of such consents or resolutions of or for Borrower as Lender deems necessary or desirable in order to evidence the due authorization of this Secured Promissory Note and the Ancillary Documents.

3.3 No Default. No Event of Default shall have occurred and remain uncured and no event which would constitute an Event of Default upon the giving of notice and/or the expiration of any cure period shall have occurred and remain uncured.

3.4 Representations and Warranties. The representations and warranties in Section 4 of this Secured Promissory Note shall be true and correct as of the date of this note and of the Advance.

3.5 Advance Request. The Advance shall have been requested by Borrower pursuant to the Advance Request and approved by Lender.

3.6 Financial Condition. There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower (or any guarantor hereunder), nor any material decline, as determined by Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower (or any such guarantor).

4. Representations and Warranties. To induce Lender to enter into this Secured Promissory Note, Borrower hereby represents, warrants, and covenants from the date of this Note and until final payment in full and performance of all obligations hereunder and except as specifically set forth in the disclosure schedule attached to this note ("Disclosure Schedule") as follows:

4.1 Organization, Good Standing and Qualification. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite company power and authority to carry on its business. Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

4.2 Authorization of Agreement, Etc. The execution, delivery and performance by Borrower of this Secured Promissory Note and the Ancillary Documents have been duly authorized by all requisite company action by Borrower in accordance with applicable law. This Secured Promissory Note and the Ancillary Documents are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application effecting enforcements of creditors' rights or general principles of equity.

4.3 No Conflicts. The execution, performance, issuance, and delivery of this Secured Promissory Note and the Ancillary Documents, and compliance with the provisions hereof and thereof by Borrower, will not (a) to the knowledge of Borrower, violate any provision of any law, statute, rule or regulation applicable to Borrower or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Borrower or any of its properties or assets or (b) conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance upon any of the material assets of Borrower under, the Articles of Organization or Bylaws of Borrower (as they may be amended to date) or any agreement, obligation, indenture or other or instrument to which Borrower is a party. As used herein, "encumbrance" shall mean any liens, charges,

encumbrances, equities, claims, options, proxies, pledges, security interests, licenses or other similar rights of any nature.

4.4 Compliance with Other Instruments. Borrower is not in violation of any term of its Articles of Organization, as amended, including any certificate of designation filed therewith, and/or the Borrower's Bylaws. The Borrower is not, in any material respect, in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, obligation, decree, order, statute, rule or regulation to which it is subject. To the best of Borrower's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or violation, in any material respect, under any applicable judgments, orders, writs, decrees, federal, state and/or local laws, rules or regulations which would have a material adverse effect on the condition, financial or otherwise, or operations of Borrower (as it is currently conducted and as it is proposed to be conducted) or on any material assets owned, controlled, licensed, possessed, and/or used by Borrower. To the best of its knowledge, Borrower has avoided every condition, and has not performed any act, the occurrence of which would result in Borrower's loss of any right granted under any license, distribution agreement or other agreement.

4.5 Approvals. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, performance, issuance, sale and/or delivery of this Secured Promissory Note or any Ancillary Document, and consummation by Borrower of the transactions contemplated hereby and thereby.

4.6 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Borrower, currently threatened against Borrower, its properties, assets or business. Borrower is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Borrower currently pending or which Borrower intends to initiate.

4.7 No Liens. Except for liens set forth in Schedule 4.7 (the "Prior Liens"), none of Borrower's material assets are subject to any existing lien, pledge, security interest or other encumbrance of any kind, direct or indirect, contingent or otherwise. Borrower Agrees to Provide to Lender, and Lender agrees to Accept, a Lien and Security Interest in all personal property of Borrower provided that Lender's personal property security interest and Lien shall be and remain subordinate only to the Prior Liens, revision or extension thereunder, to the existent security interest and lien in such property under the aforementioned Prior Liens.

4.8 Full Disclosure. Neither this Secured Promissory Note nor any Ancillary Document, nor any written report, certificate, instrument or other information furnished to Lender in connection with the transactions contemplated under and/or in connection with this Agreement contains any material misstatement, or is misleading in any material respect.

4.9 No Other Security Interests or Other Encumbrances. Except for the Prior Liens, there are no existing security interests, pledges, liens or other encumbrances of any kind, direct or indirect, contingent or otherwise (including without limitation any licensing or partnering arrangements or agreements), in or relating to any of Borrower's assets.

4.10 Tax Returns. All tax returns and reports of Borrower required by law to be filed have been duly filed and all taxes, assessments, and other governmental charges upon Borrower and upon Borrower's assets or income, which are due and payable, have been fully paid and shall continue to be paid.

4.11 Financial Statements and Other Information. All financial statements delivered to Lender by Borrower are accurate, complete in all material respects, and prepared in accordance with U.S. generally accepted accounting principles consistently applied, and accurately represent the financial condition of Borrower and reflect accurately Borrower's assets and results of operation of Borrower's business as of the dates thereof. No material adverse change has occurred in Borrower's financial condition since the financial statement for the most recent period provided to Lender, and Borrower has incurred no additional liabilities since such date except for routine payables that occur in the normal course of Borrower's business. All other documents and information delivered to Lender by Borrower are accurate in all material respects.

5. Affirmative Covenants. Borrower promises and agrees to:

5.1 Office. Maintain its principal office in the State of Nevada. If Borrower moves its office location outside of the state of Nevada, or moves material activities outside the U.S., Borrower will provide written notice to Lender not less than thirty (30) days prior to such move.

5.2 Additional Documents. Execute promptly, upon Lender's request, all additional documents and instruments deemed by Lender necessary or desirable to perfect, continue or realize upon the security interests having been granted to Lender under the Security Agreement.

5.3 Compliance With Law. Comply with all statutes, laws and governmental rules, regulations, and orders applicable to Borrower's businesses and properties.

5.4 Notice of Material Change. Promptly (but in no event more than five (5) Business Days after the occurrence of each such event or matter) notify Lender of the violation by Borrower of any term, promise, covenant, or agreement of Borrower to or with Lender, including without limitation any Event of Default (as that term is defined herein) any material change in the property, business, or affairs of Borrower, any change in the location of Borrower's place of business, or change of Borrower's form, state of formation, or name, and any other event or matter that may have a material adverse effect on the debts, liabilities, or obligations of Borrower to Lender, or on the collateral covered by the Security Agreement.

5.5 Use of Proceeds. Use the proceeds from the Loan solely to pay for general corporate purposes and working capital requirements arising out of the ordinary course of business.

5.6 Information. Submit to Lender such financial statements, information, budgets, and reports regarding the financial status and business plans of Borrower as Lender may request from time to time. Without limiting the generality of the foregoing, Borrower will deliver (a) company-prepared monthly financial statements to Lender, within 30 days of the end of each month-end, (b) company-prepared quarterly financial statements to Lender, within 30 days of the end of each calendar quarter, (c) yearly financial statements to Lender, within 90 days of the end of each fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied (d) copies of Borrower's tax returns when filed, (e) materials prepared for, and provided to, Borrower's Board of Directors, including without limitation budgets and forecasts, with such materials being provided to Lender in advance or contemporaneously with the Board of Directors, (f) other notices, including without limitation, audit and litigation reports.; and (g) monthly reports showing the gross revenues of each of Borrower's Capriotti's restaurants. Each financial statement required hereunder will include income statements, cash flow statements and a balance sheet. Contemporaneously with each monthly, quarterly and annual financial statement of Borrower required by this Section 5.5.6, Borrower shall deliver a certificate of the chief executive officer or chief financial officer of Borrower certifying that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

5.7 Access/Accounting Records. So long as any principal and/or interest under this Secured Promissory Note shall remain outstanding, Borrower shall maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit Lender and its agents or representatives to visit and inspect Borrower's properties, to examine its books of account and records and to discuss Borrower's affairs, finances and accounts with its officers, all at such times during normal business hours as reasonably may be requested by Lender.

5.8 Punctual Payments. Punctually pay all principal, interest, fees or other liabilities due under this Secured Promissory Note or the Ancillary Documents at the times and place and in the manner specified therein.

5.9 Board Observer Rights. So long as any Liabilities remain due and owing from Borrower to Lender, Borrower shall permit a designee of Lender or Lender's affiliates ("Observer") to attend all meetings of the Borrower's Board of Directors (whether in person, telephonic or other) in a non-voting observer capacity and, in this respect, shall provide the Observer, concurrently with the members of the Board of Directors, with copies of all notices, minutes, consents, and other materials that it provided to such members; provided, however, that the Observer agrees to hold in confidence and trust all information so provided to the Observer or learned by the Observer in connection with its rights hereunder, it being understood and agreed that, notwithstanding the foregoing, the Observer shall be permitted to use or disclose such information to the Lender and its affiliates in connection with enforcing the Lender's rights with respect to the Loan.

6. Negative Covenants. Borrower will not, directly or indirectly, unless approved in writing by Lender in advance:

6.1 Business. Cease or otherwise materially change business operations, dissolve, or liquidate.

6.2 Organizational Changes. Consolidate or merge with any other entity, change organizational form or jurisdiction or sell, transfer, lease or otherwise dispose of all or substantially all of Borrower's assets to any other person or entity (or take or permit to be taken any other action that would have substantially the same effect as any of the foregoing), make any substantive change in the nature of Borrower's business as conducted as of the date hereof or acquire all or substantially all of the assets of any other entity.

6.3 Misrepresentations. Furnish any document to Lender that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

6.4 Limitation on Debt. Incur, create, assume or permit to exist any debt other than the debt listed on Schedule 6.4 attached hereto and trade debt incurred in the ordinary course of business, without the prior written consent of Lender and the execution of an inter-creditor agreement, in form provided by Lender, between Lender, Borrower, and the lender of such additional debt.

6.5 Liens. Grant to any person or entity, or permit to exist, a security interest, lien, license, or other encumbrance of any kind, direct or indirect, contingent or otherwise, in, to or upon any assets of Borrower, except the Prior Liens.

6.6 Distributions and Redemptions. Declare or pay any dividends or make any distributions of cash, property or securities of Borrower with respect to any of its equity securities or, directly or indirectly, redeem, purchase, or otherwise acquire for any consideration any of its equity securities.

6.7 Use of Funds. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Section 5.5 herein.

6.8 Guaranties. Guarantee or become liable in any way as a surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business) or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any person or entity, except any of the foregoing in favor of Lender.

6.9 Contracts. Enter into, or materially amend or terminate, any contract the termination of which may have a material adverse effect on the condition, financial or otherwise, or operations of Borrower, or Borrower's ability to comply with its obligations to Lender.

6.10 Employment/Severance. Enter into, or materially amend, any employment contract or agreement or severance agreement with any member of the Borrower's senior management.

6.11 Sale/Transfer of Assets. Sell, transfer or dispose of any assets of Borrower, other than in the ordinary course of Borrower's business.

6.12 Sale/Issuance of Membership Units. Borrower shall not sell or issue any additional membership units without Lender's prior written consent.

7. Default and Remedies.

7.1 Default. Time being of the essence, any of the following events shall constitute an "Event of Default":

7.1.1 if a default occurs in the payment of any principal of, interest on, or other obligation with respect to, this Secured Promissory Note or any debt listed on Schedule 6.4 attached hereto, whether at the due date thereof or upon acceleration thereof and such default remains uncured for three (3) Business Days,

7.1.2 if any representation or warranty of Borrower made herein shall have been false or misleading in any material respect, or shall have contained any material omission, as of the date hereof;

7.1.3 if a default occurs in the due observance or performance of any covenant or agreement on the part of Borrower (other than payment) to be observed or performed pursuant to the terms of this Secured Promissory Note or any Secured Promissory Note listed on Schedule 6.4 attached hereto and such default remains uncured for ten (10) Business Days after written notice thereof from Holder;

7.1.4 if Borrower or any guarantor of the obligations hereunder shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of Borrower or any of its property, (iii) make a general assignment for the benefit of creditors, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

7.1.5 if there shall be filed against Borrower or any guarantor of the obligations hereunder an involuntary petition seeking reorganization of Borrower or the appointment of a receiver, trustee, custodian or liquidator of Borrower or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to

as an "Involuntary Petition") and such Involuntary Petition shall not have been dismissed within ninety (90) days after it was filed;

7.1.6 if final judgment(s) for the payment of money in excess of an aggregate of $100,000 (excluding any portion thereof that an insurance company of nationally recognized standing and creditworthiness has agreed to pay) shall be rendered against Borrower or any guarantor of the obligations hereunder and the same shall remain undischarged for a period of thirty (30) days;

7.1.7 if there occurs any event that may have a material adverse effect on the condition, financial or otherwise, or operations of Borrower (as they are currently conducted and as they are proposed to be conducted) or any guarantor of the obligations hereunder, or on any material assets developed, owned, controlled, licensed, possessed, or used by Borrower or any such guarantor.

7.1.8 the death or incapacity of Borrower or any guarantor of the obligations hereunder, if an individual. The dissolution or liquidation of Borrower or any such guarantor if a corporation, partnership, joint venture or other type of entity; or Borrower or any guarantor of the obligations hereunder, or any of Borrower or guarantor's directors, shareholders or members, shall take action seeking to effect the dissolution or liquidation of such Borrower or guarantor.

7.2 Acceleration. Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default : (i) any and all indebtedness of Borrower to Lender under this Secured Promissory Note or otherwise shall at Lender's option and without notice become immediately due and payable, both as to principal and interest (including any deferred interest and any accrued and unpaid interest and any Default Interest) without presentment, demand, protest, notice of dishonor, notice of acceleration or notice of intent to accelerate, all of which are hereby expressly waived by Borrower; and (ii) Lender may exercise all the rights of a creditor under applicable state and/or federal law, provided, however, that upon the occurrence of any Event of Default described in Sections 7.1.4 or 7.1.5, any and all indebtedness of Borrower to Lender under this Secured Promissory Note shall automatically and immediately become due and payable, both as to principal and interest (including any deferred interest and any accrued and unpaid interest and any Default Interest), without notice or demand of any kind.

7.3 Remedies on Default, Etc. In case any one or more Events of Default shall occur and be continuing, and acceleration of this Secured Promissory Note or any other indebtedness of Borrower to Lender shall have occurred, Lender may, *inter alia*, proceed to protect and enforce its rights by an action at law, suit in equity and/or other appropriate proceeding, whether for the specific performance of any agreement contained in this Secured Promissory Note, or for an injunction against a violation of any of the terms hereof or thereof or in furtherance of the exercise of any power granted hereby or thereby or by law. No right conferred upon Lender by this Secured Promissory Note shall be exclusive of any other right

referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise, and may be exercised by Lender at any time by Lender and from time to time after the occurrence of an Event of Default.

8 Defenses.

8.1 No Offsets. The obligations of Borrower under this Secured Promissory Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

8.2 Usury Limitations. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Secured Promissory Note or any other agreements or instruments between them, in no event shall such agreements or instruments require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under the Secured Promissory Note or under the terms of any other agreement or instrument between the parties, the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.

9. Attorneys' and Collection Fees. Should the indebtedness evidenced by this Secured Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including, without limitation, reasonable attorneys' fees and expenses, incurred by Lender in collecting or enforcing this Secured Promissory Note.

10. Waivers; Confession of Judgment; Consent to Jurisdiction.

10.1 Waivers by Borrower. Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Secured Promissory Note.

10.2 Actions of Lender not a Waiver. No delay, failure or discontinuance by Lender in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver, permit, consent, approval or modification of any kind of the terms hereof shall be valid unless set forth in writing by Lender and then only to the extent set forth therein.

10.3 Consent to Jurisdiction. Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Illinois over any suit, action, or proceeding arising out of or relating to this Secured Promissory Note or any other agreements or instruments with respect to Lender. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Lender may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Borrower and may be enforced in any court in which Borrower is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon Borrower as provided in this Secured Promissory Note or as otherwise permitted by applicable law.

10.4 Waiver of Jury Trial. BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS SECURED PROMISSORY NOTE OR ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS SECURED PROMISSORY NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE LOAN.

10.5 Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Secured Promissory Note by delivery of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower, and/or by delivery of a copy thereof to a registered agent of Borrower. Refusal to accept delivery, and/or avoidance of delivery, shall be deemed to constitute delivery. Borrower irrevocably agrees that service in accordance with this Section 10.5 shall be deemed in every respect effective service of process upon Borrower in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon Borrower. Nothing in this Section 10.5 shall affect the right of Lender to serve process in any manner otherwise permitted by law or limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

11. Security Interest. To secure Borrower's obligations under this Secured Promissory Note, Borrower has granted and pledged to Lender a senior security interest in Borrower's right, title and interest in, to and under all of Borrower's tangible and intangible property pursuant to a security agreement ("Security Agreement") of even date herewith.

12. Indemnification.

12.1 Indemnification Agreement.

12.1.1 In addition to all rights and remedies available to Lender at law or in equity, Borrower shall indemnify Lender and each subsequent holder of this Secured Promissory Note, and their respective affiliates, equity holders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (other than any demand, claim, action or cause of action instituted by Borrower), including interest, penalties, reasonable attorneys' fees and expenses, and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

(i) any material misrepresentation in, or material omission from, or breach of any of the representations, warranties, statements, schedules and/or exhibits hereto, certificates or other instruments or documents furnished to Lender by Borrower in connection with this Secured Promissory Note; or

(ii) any material nonfulfillment or material breach of any covenant or agreement on the part of Borrower under this Secured Promissory Note.

12.1.2 Notwithstanding the foregoing, Borrower shall not be liable for any portion of Losses resulting from the gross negligence or willful misconduct of Lender or a subsequent holder of this Secured Promissory Note.

12.1.3 Within twenty (20) days after receipt of notice of commencement of any action or the assertion of any claim by a third party, Lender shall give Borrower written notice thereof together with a copy of such claim, process or other legal pleading of such claim. Borrower shall have the right to assist in the defense thereof by representation of its own choosing.

12.2 Survival. All indemnification rights hereunder shall survive the execution and delivery of this Secured Promissory Note and the consummation of the transactions contemplated hereby (i) for a period of three years with respect to representations and warranties made by Borrower, and (ii) until fully performed with respect to covenants and agreements made by Maker, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of Lender and/or any of the Indemnified Persons or the acceptance by Lender of any certificate or opinion.

12.3 Payment. Any indemnification of Lender or any other Indemnified Person by Borrower pursuant to this Section 12 shall be effected by wire transfer of immediately available funds from Borrower to an account designated by Lender or such other Indemnified Person within fifteen (15) days after the determination thereof.

13. Miscellaneous.

13.1 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Secured Promissory Note shall be in writing and shall be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by confirmed facsimile with a copy sent by nationally recognized overnight courier, (iii) sent by nationally recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Borrower: KCI Investments, LLC
4033 S. Dean Martin Dr.
Las Vegas, NV 89105
Attn: Ken Antos
E/M: kantos@cox.net

if to Lender: Richard D. Doermer
1621 West Walnut Street
Chicago, IL 60612

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section.

13.2 Parties in Interest. This Secured Promissory Note shall bind and inure to the benefit of Lender, Borrower and their respective successors and permitted assigns. Borrower shall not transfer or assign this Secured Promissory Note without the prior written consent of Lender. Lender may transfer and assign this Secured Promissory Note, including participation in all or any part of the Loan without the prior consent of Borrower.

13.3 Governing Law. This Secured Promissory Note has been executed and delivered to Lender in the State of Illinois. Borrower agrees that the law of the State of Illinois (exclusive of principles of conflicts of law) shall be applicable for the purpose of construing this Secured Promissory Note and the Security Agreement, determining the validity hereof and enforcing the same. The parties hereto consent to the jurisdiction and venue of the state and federal courts sitting in Cook County, Illinois in any action or judicial proceeding brought to enforce, or construe or interpret this Secured Promissory Note or the Security Agreement.

13.4 Entire Agreement. This Secured Promissory Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto

13.5 Captions. Any captions applied to the sections of this Secured Promissory Note are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Secured Promissory Note.

13.6 Amendments. No provision of this Secured Promissory Note may be amended or waived without the express written consent of both Borrower and Lender, provided, however, that Lender may waive any provision hereof that inures to the benefit of Lender without the prior written consent of Borrower.

13.7 Nature of Obligation. This Secured Promissory Note is being made for business and investment purposes, and not for household or other purposes

13.8 Survival. All covenants, representations and warranties made by Borrower in this Secured Promissory Note shall survive the execution and delivery of this Agreement and the making of the Loan.

13.9 Invalidity. If any term, condition or provision of this Secured Promissory Note or the Security Agreement shall be held invalid for any reason, such offending term, condition or provision shall be stricken therefrom, and the remainder shall not be affected.

13.10 Derivative Rights. Any obligation of Lender to make disbursements under this Secured Promissory Note is imposed solely and exclusively for the benefit of Borrower and no other person, firm or entity shall, under any circumstances, be deemed to be a beneficiary of such condition, nor shall it have any derivative claim or action against Lender.

13.11 Time. Time is of the essence in each and every provision of this Secured Promissory Note or any Ancillary Document.

13.12 Counterparts; Facsimiles. This Secured Promissory Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be deemed to be original signatures. In addition, if any of the parties sign facsimile copies of this Agreement, such copies shall be deemed originals.

IN WITNESS WHEREOF, this Secured Promissory Note has been executed by the parties as of the date first written above.

BORROWER: KCI Investments, LLC; a Nevada limited liability company

____

By: Ken Antos
Its: Managing Member

4033 S. Dean Martin Drive
Las Vegas, Nevada 89105
E/M: kantos@cox.net

LENDER:

____

By: Richard D. Doermer

1621 West Walnut Street
Chicago, IL 60612

EXHIBIT A
FORM OF REQUEST FOR ADVANCE

Date: _______________

Borrower: ________________________

Lender: __________________________

Secured Promissory Note Date: _______________

Amount of this advance request: $________________

Effective Date: ____/____/____

Borrower represents and warrants to Lender as follows:

Borrower is not in default under the terms of the Loan Agreement of the Ancillary Documents, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects as of the date hereof, and Borrower is in compliance in all material respects with all affirmative and negative covenants contained in the Loan Agreement.

DATED this ___ day of ____________________, 201__.

____
By: _________________________
Its: _________________________

SCHEDULE 4.7

1. Security Agreement entered into by Borrower and CBC Partners I LLC ("CBC") dated June 22, 2012 as security for the Secured Promissory Note executed by Borrower in favor of CBC Partners I LLC (the "CBC Loan")

2. The Security Agreement entered into by Borrower and Turpin Brown Trust ("Turpin Brown"), a South Dakota trust on December 27, 2012 as security for the Secured Promissory Note executed by Borrower in favor of Turpin Brown Trust , dated December 27, 2012 (the "Turpin Brown Loan")

3. The Security Agreement entered into by Borrower and Richard D. Doermer 2006 6% Charitable Remainder Unitrust ("2006 CRUT") dated February 1, 2013 as security for the Secured Promissory Note executed by the Borrower in favor of the 2006 CRUT (the "2006 CRUT Loan").

4. The Security Agreement entered into by Borrower and Richard D. Doermer 2006 6% Charitable Lead Unitrust("CLUT") dated February 1, 2013 as security for the Secured Promissory Note executed by the Borrower in favor of the CLUT (the "CLUT Loan").

5. The Security Agreement entered into by Borrower and The Richard D. Doermer 1999 8% Charitable Remainder Unitrust("1999 CRUT") dated February 1, 2013 as security for the Secured Promissory Note executed by the Borrower in favor of the CLUT (the "1999 CRUT Loan").

6. The Security Agreement entered into by Borrower and Simpson VIII, L.L.C. dated June 7, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson VIII, L.L.C.

7. The Security Agreement entered into by Borrower and Simpson VIII, L.L.C. dated August 28, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson VIII, L.L.C.

8. The Security Agreement entered into by Borrower and Simpson IV, L.L.C. dated August 28, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson IV, L.L.C.

9. The Security Agreement entered into by Borrower and Simpson VIII, L.L.C. dated September 24, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson VIII, L.L.C.

10. The Security Agreement entered into by Borrower and Richard D. Doermer dated October 15, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Richard D. Doermer.

11 . Lien in favor of K.M. Capriotti's LLC on all furniture, fixtures, equipment and leasehold improvements located at:

Green Valley Ranch Hotel and Casino Food Court
2300 Paseo Verde Drive
Hendersen, NV

Old California Food Court
1158 W. San Marcos Blvd. Suite #104
San Marcos, CA 92078

SCHEDULE 6.4

1. Secured Promissory Note executed by Borrower in favor of CBC Partners I LLC dated, June 22, 2012.

2. Secured Promissory Note executed by Borrower in favor of Turpin Brown Trust, dated December 27, 2012

3. Secured Promissory Note executed by the Borrower in favor Richard D. Doermer 2006 6% Charitable Remainder Unitrust, dated February 1, 2013.

4. Secured Promissory Note executed by the Borrower in favor of the Richard D. Doermer 2006 6% Charitable Lead Unitrust, dated February 1, 2013.

5. Secured Promissory Note executed by the Borrower in favor of the The Richard D. Doermer 1999 8% Charitable Remainder Unitrust, dated February 1, 2013.

6. Secured Promissory Note executed by the Borrower in favor of Simpson VIII, L.L.C. dated June 7, 2013.

7. Secured Promissory Note executed by the Borrower in favor of Simpson VIII, L.L.C dated August 28, 2013.

8. Secured Promissory Note executed by the Borrower in favor of Simpson IV, L.L.C.dated August 28, 2013.

9. Secured Promissory Note Executed by the Borrower in favor of Simpson VIII, LLC dated September 24, 2013.

10. Secured Promissory Note Executed by Borrower in favor of Richard D. Doermer dated October 15, 2013.

Doermer Note

Ken Antos

From: Ken Antos <kantos@cox.net>
Sent: Tuesday, November 05, 2013 8:17 AM
To: Olga Stambler (olgastambler@aol.com)
Cc: Richard Doermer (DoerMerLtd@aol.com); Doug Metz (dw.metz@att.net)
Subject: Security Agreement Oct
Attachments: CCE11052013_0002.pdf

Please forward

SECURITY AGREEMENT

This SECURITY AGREEMENT is made as of the 30th day of October, 2013 by KCI Investments, LLC, a Nevada limited liability company ("Debtor"), in favor of Richard D. Doermer ("Secured Party").

1. **DEFINITIONS.**

As used in this Agreement:

(1) *"Agreement"* means this Security Agreement, as it may be amended, modified or supplemented from time to time.

(2) *"Business Day"* means a day which is not a Saturday, Sunday, or day on which banks in Las Vegas, Nevada are generally closed for business.

(3) *"Default"* means the occurrence or existence of any of the events listed in Section 4 of this Agreement.

(4) *"Lien"* means any mortgage, pledge, lien, hypothecation, security interest or other charge, encumbrance or preferential arrangement, including, without limitation, the retained security title of a conditional vendor or lessor.

(5) *"Loan"* means the loan made by Secured Party to Debtor up to the maximum amount of $100,000.00, lent through a single advance and evidenced by the Note.

(6) *"Loan Documents"* means, collectively, this Agreement, the Note, each executed of even date herewith, and all other agreements, instruments and documents now or hereafter executed and/or delivered by Debtor to the Secured Party, in order to evidence or secure the Obligations, including without limitation any guaranties, as each may be amended, modified or supplemented from time to time.

(7) *"Note"* means the Secured Promissory Note in the original principal amount of $100,000.00, dated as of October 30, 2013, executed by Debtor in favor of Secured Party, as may be amended, modified or supplemented from time to time.

(8) *"Obligations"* means all of Debtor's liabilities, obligations and indebtedness to the Secured Party of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including, without limitation, obligations of performance) and whether arising or existing under written agreement, oral agreement or by operation of law, including, without limitation, all Debtor's indebtedness and obligations to the Secured Party under the Note. The term includes, without limitation, all interest, charges, expenses, fees, reasonable

attorneys' fees and disbursements and any other sum chargeable under this Agreement, the Note, and the other Loan Documents.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Terms used in this Agreement and not defined herein or in the Note shall have the meanings given such terms in the Code, as defined in Section 2.1 below.

2. **SECURITY INTEREST.**

2.1 **Grant of Security Interest**. For good and valuable consideration, Debtor, hereby grants and transfers to Secured Party a security interest in all of the following (collectively, the "Collateral"): (a) all intellectual property and intellectual property rights and licenses, (b) all goods, tools, machinery, furnishings, furniture and other equipment and fixtures, now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, whether in the possession of Debtor or any other person and whether located on Debtor's property or elsewhere, and all improvements, replacements, accessions and additions thereto and embedded software included therein, (c) all accounts, deposit accounts, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles, payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment (collectively called "Rights to Payment"), now existing or at any time hereafter, and prior to the termination hereof, arising (whether they arise from the sale, lease or other disposition of inventory or from performance of contracts for service, manufacture, construction, repair or otherwise or from any other source whatsoever), including all securities, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein, and in all goods returned by or repossessed from Debtor's customers, together with a security interest in all inventory, goods held for sale or lease or to be furnished under contracts for service, goods so leased or furnished, raw materials, component parts and embedded software, work in process or materials used or consumed in Debtor's business and all warehouse receipts, bills of lading and other documents evidencing goods owned or acquired by Debtor, and all goods covered thereby, now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, and all products thereof (collectively, the "Inventory"), whether in the possession of Debtor, warehousemen, bailees or any other person, or in process of delivery, and whether located at Debtor's places of business or elsewhere and (d) whatever is receivable or received when any of the Collateral or proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all Rights to Payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all Rights to Payment with respect to any claim or cause of action affecting or relating to any of the foregoing (hereinafter called "Proceeds"). Where Collateral

is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party's security interest and obtaining an acknowledgment from third party that it is holding the Collateral for the benefit of Secured Party. For the purposes of this Section 2.1, "Debtor" shall include all existing and future subsidiaries of Debtor.

2.2 **Obligations Secured**. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Secured Party; and (b) all obligations of Debtor and rights of Secured Party under this Agreement, the Note and the other Loan Documents. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

2.3 **Preservation of Collateral and Perfection of Security Interests Therein**. Until all of the Obligations of Debtor shall have been indefeasibly paid and satisfied in cash, the Secured Party shall be entitled to retain its security interests in and to all existing Collateral, and all proceeds and products thereof. Debtor hereby authorizes Secured Party to file, without Debtor's signature, one or more financing statements describing the Collateral, as well as any amendments and extensions, including without limitation to add collateral or one or more additional debtors and including a description of the Collateral as "all assets" of the Debtor. Debtor shall pay the cost of filing or recording the same in all public offices deemed necessary by the Secured Party to perfect and keep perfected the security interest in the Collateral or to otherwise protect and preserve the Collateral and Secured Party's security interest therein. In no event shall Debtor file a termination statement without Secured Party's signature, and Secured Party specifically does not authorize Debtor to do so.

2.4 **Possession for Perfection**. Secured Party may choose to perfect its security interest by possession in addition to filing a financing statement.

2.5 **Loss of Value of Collateral**. Debtor agrees to notify Secured Party promptly of any material loss or depreciation in the value of the Collateral, other than loss or depreciation occurring in the ordinary course of Debtor's business.

2.6 **Termination**. This Agreement will terminate upon the indefeasible payment in full in cash of all obligations of Debtor to Secured Party, including without limitation the payment of all Indebtedness of Debtor to Secured Party, and the termination of all commitments of Secured Party to extend credit to Debtor.

2.7 **Obligations of Secured Party**. Secured Party has no obligation to make any loans hereunder. Any money received by Secured Party in respect of the Collateral may be deposited, at

Secured Party's option, into a non interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder and may be applied to the Indebtedness owing under the Loan Documents in such order of application as Secured Party may elect in its sole discretion.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

3.1 **Recordkeeping**. Debtor covenants with Secured Party that Debtor shall at all times hereafter keep accurate and complete records of its finances, in accordance with sound accounting practices and generally accepted accounting principles, all of which records shall be available for inspection during Debtor's usual business hours at the request of Secured Party.

3.2 **Asset Warranties**. Debtor represents and warrants to Secured Party that the Collateral is located at the premises of Debtor as provided for in the first paragraph hereof or, except as otherwise permitted in writing by Secured Party, at a third party location subject to a landlord's warehouseman's waiver and consent in form substance satisfactory to Secured Party in its sole discretion, and is not in transit. None of the Collateral will be removed from such locations without prior written notice to Secured Party, except for use or sale in the ordinary course of business. The Collateral is not subject to any lien, encumbrance, mortgage or security interest whatsoever except for the security interests granted to Secured Party and the Senior Lien. Except for the Senior Lien, Debtor shall not permit any lien, encumbrance, mortgage or security interest whatsoever to attach to any of the Collateral, except in favor of Secured Party.

3.3 **Verification of Accounts**. After the occurrence of a Default hereunder, Secured Party shall have the right, at any time or times hereafter, in Secured Party's or in Debtor's name, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

3.4 **Appointment of Secured Party as Debtor's Attorney-in-Fact**. Debtor hereby irrevocably designates, makes, constitutes and appoints Secured Party (and all persons designated by Secured Party in writing to Debtor) as Debtor's true and lawful attorney-in-fact, and authorizes Secured Party, in Debtor's or Secured Party's name, to do the following: at any time after the occurrence of a Default, (i) demand payment of Accounts of Debtor; (ii) enforce payment of accounts of Debtor by legal proceedings or otherwise; (iii) exercise all of Debtor's rights and remedies with respect to proceedings brought to collect any Account; (iv) sell or assign any Account of Debtor upon such terms, for such amount and at such time or times as Secured Party deems advisable; (v) settle, adjust, compromise, extend or renew any Account of Debtor; (vi) discharge and release any Account of Debtor; (vii) prepare, file and sign Debtor's name on any proof of claim in bankruptcy or other similar document against any Account Debtor; (viii) have access to any postal box of Debtor and notify the post office authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party; and (ix) do

all other acts and things which are necessary, in Secured Party's discretion, to fulfill Debtor's Obligations under this Agreement. Secured Party shall not exercise its rights arising as a result hereof until after the occurrence of a Default hereunder.

3.5 **Notice to Account Debtors**. Following the occurrence of a Default under this Agreement, Secured Party may, in its sole discretion, at any time or times, without prior notice to Debtor, notify any or all Account Debtors that the Accounts of Debtor have been assigned to Secured Party, that Secured Party has a security interest therein, and that all payments upon such Accounts be made directly to Secured Party or as otherwise specified by Secured Party.

3.6 **Safekeeping of Assets and Asset Covenants**. Secured Party shall not be responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to all or any part of the Collateral; (c) any diminution in the value of all or any part of the Collateral; or (d) any act or default of any carrier, warehouseman processor, bailee, forwarding agency or any other person with respect to all or any part of the Collateral. All risk of loss, damage, destruction or diminution in value of all or any part of the Collateral of Debtor shall be borne by Debtor.

3.7 **Insurance**. Debtor shall at all times maintain a liability policy of insurance and property policy of insurance (insuring the Collateral at all times against all hazards specified by Secured Party, including, without limitation, fire, theft and risks covered by extended coverage insurance), and such policies shall include endorsements reflecting Secured Party as additional insured and lender's loss payee. Such policies of insurance shall be satisfactory to Secured Party as to form, amount and insurer. Debtor shall furnish certificates, policies or endorsements to Secured Party as proof of such insurance, and if Debtor fails to do so, Secured Party is authorized but not required to obtain such insurance at Debtor's expense. All policies shall provide for at least thirty (30) days prior written notice to Secured Party of cancellation or non-renewal. Secured Party may act as attorney-in-fact for Debtor in making, adjusting and settling any claims under any such insurance policies. Debtor hereby assigns to Secured Party all of its right, title and interest to any insurance policies insuring the Collateral, including, without limitation, all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Secured Party and authorizes Secured Party to endorse Debtor's name on any instrument for such payment.

3.8 **Transfer of Collateral**. Debtor shall not sell, lease, transfer, assign or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Secured Party in each instance, except Inventory sold to buyers in the ordinary course of business.

3.9 **Damage to Collateral**. Debtor shall immediately notify Secured Party in writing of any destruction of, or any substantial damage to, any of the Collateral.

3.10 **Change of Place of Business**. Debtor shall immediately notify Secured Party in writing of any change in any of its place of business or the opening of any new place of business.

3.11 **Inspection**. With reasonable prior notice, Debtor shall at all times during normal business hours allow Secured Party or its agents to examine and inspect the Collateral wherever located

as well as Debtor's books and records, and to make extracts and copies of them, it being understood that Secured Party shall use reasonable efforts in the normal course of its operations to keep confidential all such information that (a) is not in the public domain, and (b) is not required to be disclosed by any court, agency or authority of competent jurisdiction, provided, however, that the requirement to keep such information confidential shall not apply to the extent necessary in order for Secured Party to foreclose on or otherwise deal with the Collateral in the Secured Party's best interests upon the occurrence of a Default.

3.12 **Mergers, Etc.** Debtor shall not become a party to any consolidation, merger, liquidation or dissolution or organize, purchase, assume or acquire any subsidiary or joint venture or partnership interest or interest in any other business entity, without the prior written consent of Secured Party.

3.13 **Change of Name**. Debtor's exact legal name is as set forth in the first paragraph of this Security Agreement. Debtor shall notify Secured Party 30 days in advance of any intended change of Debtor's name or form of organization, and will notify Secured Party when such change becomes effective.

3.14 **Organization**. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. Debtor is duly qualified as a foreign organization in good standing in each state in which the failure to so qualify would have a material adverse effect on its business. Debtor warrants that the place of organization and other information set forth below the Debtor's signature is true and correct.

3.15 **Authority**. Debtor has full corporate right and power to enter into and perform its obligations under this Agreement and the other Loan Documents to which Debtor is a party, and is the owner and has possession or control of the Collateral and Proceeds. The execution, delivery and performance of this Agreement and the other Loan Documents to which Debtor is a party have been duly authorized by all necessary corporate action of Debtor, and this Agreement and the other Loan Documents to which Debtor is a party constitute valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally.

3.16 **No Conflicts**. The execution, delivery and performance by Debtor of this Agreement and each of the other Loan Documents do not and shall not: (a) contravene or constitute a default (or an event that, with due notice or the lapse of time, or both, would constitute a default) [under or result in any breach of, or cause or permit the acceleration of the maturity of any debt or obligation] pursuant to, Debtor's Certificate of Formation or Operating Agreement or any document, commitment or other agreement to which Debtor is a party or by which any of Debtor's property is bound; or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Debtor.

3.17 **Actions or Proceedings**. There are no actions or proceedings which are pending or threatened against Debtor which might result in any material and adverse change in its financial

condition or materially affect the Collateral pledged hereunder.

3.18 **Violation of Law.** Debtor is not in violation of any applicable federal, state, municipal or county statute, regulation or ordinance which may materially and adversely affect its business, property, assets, operations or conditions, financial or otherwise. Debtor agrees that, so long as any Obligations shall remain unpaid or outstanding, Debtor shall comply with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon Debtor or upon Debtor's property.

3.19 **Consents.** All authorizations, consents, approvals, registrations, exemptions and licenses required to be obtained by Debtor or which are necessary for the borrowing contemplated by the Note and the other Loan Documents and the execution and delivery by Debtor of the Note and the Loan Documents to which Debtor is a party, and the performance by Debtor of each of Debtor's obligations hereunder and thereunder, if any, have been obtained and are in full force and effect.

3.20 **Accuracy of Information.** All factual information heretofore or contemporaneously furnished by or on behalf of Debtor to Secured Party for purposes of or in connection with the Note or any transaction contemplated hereby is, and all other factual information hereafter furnished by or on behalf of Debtor to Secured Party will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Debtor has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading. Debtor has disclosed to Secured Party in writing all facts which might materially and adversely affect the credit, financial condition, affairs or prospects of Debtor, or Debtor's ability to perform Debtor's obligations under the Note.

3.21 **Liens.** Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds, and all Collateral and Proceeds are genuine, free from liens except for the liens identified in Schedule 4.7 of the Note, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Secured Party, or as heretofore disclosed by Debtor to Secured Party, in writing. Debtor shall not, without the prior written consent of Secured Party, create, incur, assume or suffer to exist any lien, security interest, encumbrance or other claim of any nature whatsoever on any of its assets, including, without limitation, the Collateral.

4. DEFAULTS, RIGHTS AND REMEDIES OF SECURED PARTY.

4.1 **Defaults.** Each of the following occurrences shall constitute a "Default" under this Agreement:

4.1.1 if a default occurs in the payment of any principal of, interest on, or other obligation with respect to, the Note, whether at the due date thereof or upon acceleration thereof and such default remains uncured for a period of three (3) Business Days ,

4.1.2 if any representation or warranty of Debtor made in the Note or in this Agreement shall have been false or misleading in any material respect, or shall have contained any material omission, as of the date hereof;

4.1.3 if a default occurs in the due observance or performance of any covenant or agreement on the part of Debtor (other than payment) to be observed or performed pursuant to the terms of this Agreement or the Note and such default remains uncured for ten (10) Business Days after written notice thereof from Holder;

4.1.4 if Debtor shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of Debtor or any of its property, (iii) make a general assignment for the benefit of creditors, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

4.1.5 if there shall be filed against Debtor an involuntary petition seeking reorganization of Debtor or the appointment of a receiver, trustee, custodian or liquidator of Debtor or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition") and such Involuntary Petition shall not have been dismissed within ninety (90) days after it was filed;

4.1.6 if final judgment(s) for the payment of money in excess of an aggregate of $100,000 (excluding any portion thereof that an insurance company of nationally recognized standing and creditworthiness has agreed to pay) shall be rendered against Debtor and the same shall remain undischarged for a period of thirty (30) days;

4.1.7 if there occurs any event that may have a material adverse effect on the condition, financial or otherwise, or operations of Debtor (as they are currently conducted and as they are proposed to be conducted), or on any material assets developed, owned, controlled, licensed, possessed, or used by Debtor.

4.1.8 if a notice of lien, levy, or assessment is filed or recorded with respect to all or a material part of the assets of Debtor or the Collateral by the United States, or any Department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien upon all or a material part of the Collateral the effect of which is reasonably likely to reduce the Company's ability to repay principal or interest under the Note when due.

4.1.9 if all or any material part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

4.1.10 if the Secured Party shall receive at any time a UCC report indicating that Secured Party's security interest is not in the same priority position as when the security interest was perfected.

4.1.11 if any Loan Document ceases to be in full force and effect or any lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other liens or is terminated, revoked, declared void as a result of any act of the Borrower, any guarantor of the Indebtedness, or any third party; or

4.1.12 if the Secured Party deems itself insecure.

4.2 **Rights and Remedies**

(1) **Rights and Remedies Generally**. Upon the occurrence of a Default, Secured Party shall issue a Notice of Default to Debtor. Debtor shall have three (3) Business Days from receipt of such Notice of Default to cure the Default; provided however, if an event of default was caused by an Act of God, Debtor shall have thirty (30) days from the date of receipt of the Notice of Default to cure the default (the "Cure Period"). Notwithstanding the foregoing, there shall be no Cure Period for Debtor's failure to timely pay any Obligation to Secured Party. If Debtor fails to completely cure the Default within the Cure Period, all of the Obligations of Debtor shall immediately and automatically, without any additional notice of any kind, be immediately due and payable in cash. In addition, upon the occurrence of a Default and expiration of the Cure Period without a complete cure, Secured Party shall have, in addition to any other rights and remedies contained in this Agreement, the Note or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in Nevada, or other applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Secured Party after Default and expiration of the Cure Period without a complete cure, may be for cash, credit or any combination thereof, and Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of such Collateral may be adjourned from time to time with or without notice. Secured Party may, in its sole discretion, cause the Collateral to remain on the premises of Debtor, at Debtor's expense, pending sale or other disposition of such Collateral. At such times, Secured Party shall have the right to repair, process, preserve, protect and maintain the Collateral and make such replacements thereof and additions thereto as Secured Party may deem advisable. Secured Party shall have the right to conduct such sales on the premises of Debtor, at Debtor's expense, or elsewhere, on such occasion or occasions as Secured Party may see fit.

(2) **Entry Upon Premises and Access to Information.** Upon the occurrence of a Default, Secured Party shall have the right to enter upon (to the exclusion of Debtor) the premises of Debtor where the Collateral is located (or is believed to be located) without any obligation to pay rent to Debtor, or any other place or places where such Collateral is believed to be located and kept, and remove such Collateral therefrom to the premises of Secured Party or any agent of Secured Party, for

such time as Secured Party may desire, in order effectively to collect or liquidate such Collateral or to retain such Collateral in satisfaction of the Obligations, and/or Secured Party may require Debtor to assemble such Collateral and make it available to Secured Party at a place or places to be designated by Secured Party. Upon the occurrence of a Default, Secured Party shall have the right to obtain access to Debtor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Secured Party deems appropriate; and Secured Party shall have the right to notify post office authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party and to receive, open and process all mail addressed to Debtor.

(3) **Sale or Other Disposition of Collateral by Secured Party.** Any notice required to be given by Secured Party of a sale, lease or other disposition or other intended action by Secured Party, with respect to any of the Collateral, which is deposited in the United States mails, postage prepaid and duly addressed to Debtor at the address specified below, at least ten (10) days prior to such proposed action shall constitute fair and reasonable notice to Debtor of any such action. The net proceeds realized by Secured Party upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' and paralegals' fees and legal expenses incurred by Secured Party in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Secured Party shall account to Debtor for any surplus realized upon such sale or other disposition, and Debtor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Secured Party's security interest in the Collateral until the Obligations are fully paid. Secured Party shall have the right to commence, continue or defend proceedings in any court of competent jurisdiction in the name of Secured Party, the "Receiver" (as hereinafter defined) or Debtor for the purpose of exercising any of the rights, powers and remedies set out in this Section 4.2, including, without limitation, the institution of proceedings for the appointment of a Receiver. Debtor agrees that Secured Party has no obligation to preserve rights to the Collateral against any other Person. Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, tradestyles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any such Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit until the Obligations are paid.

(4) **Third Person Waiver.** Debtor waives any right it may have to require Secured Party to pursue any third person for any of the indebtedness secured hereunder.

(5) **Sale on Credit.** If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(6) **Application of Payments.** Notwithstanding any contrary provision contained in

this Agreement or in any of the other Loan Documents, Debtor irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Secured Party from Debtor or with respect to any of the Collateral, and Debtor does hereby irrevocably agree that Secured Party shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as Secured Party may deem advisable, notwithstanding any entry by Secured Party upon any of its books and records.

(7) **Marshaling; Payments Set Aside**. Secured Party shall be under no obligation to marshal any assets in favor of Debtor or any other Person or against or in payment of any or all of the Obligations. To the extent that Debtor makes a payment or payments to Secured Party or Secured Party enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made. or such enforcement or setoff had not occurred.

(8) **Appointment of Receiver**. Upon the occurrence of a Default, Secured Party shall have the right to appoint any Person to be an agent or any Person to be a receiver, manager or receiver and manager (the "Receiver") of the Collateral and to remove any Receiver so appointed and to appoint another if Secured Party so desires; it being agreed that any Receiver appointed pursuant to the provisions of this Agreement will have all of the powers of Secured Party hereunder, and in addition, will have the power to carry on the business of Debtor. The Receiver will be deemed to be the agent of Debtor for the purpose of establishing liability for the acts or omissions of the Receiver and Secured Party will not be liable for such acts or omissions and, without restricting the generality of the foregoing, Debtor hereby irrevocably authorizes Secured Party to give instructions to the Receiver relating to the performance of its duties as set forth herein.

(9) **Advice of Counsel**. Debtor acknowledges that it has been advised by its counsel with respect to this transaction and this Agreement, including without limitation any waivers contained herein.

5. **MISCELLANEOUS.**

5.1 **Waiver**. Secured Party's failure, at any time or times hereafter, to require strict performance by Debtor of any provision of this Agreement shall not waive, affect or diminish any right of Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Secured Party of a Default under this Agreement or a default under any of the other Loan Documents shall not suspend, waive or affect any other Default under this Agreement or any other

default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Debtor contained in this Agreement or any of the other Loan Documents, and no Default under this Agreement or default under any of the other Loan Documents, shall be deemed to have been suspended or waived by Secured Party unless such suspension or waiver is in writing signed by an officer of Secured Party, and directed to Debtor specifying such suspension or waiver. This Security Agreement shall not be qualified or supplemented by course of dealing.

5.2 **Costs and Attorneys' Fees**. If at any time or times hereafter Secured Party

employs counsel in connection with protecting or perfecting Secured Party's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading, (b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (c) to consult with officers of Secured Party to advise Secured Party with respect to this Agreement or the other Loan Documents or the Collateral, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or (e) to attempt to enforce or to enforce any security interest in any of the Collateral, to attempt to enforce or to enforce any rights of Secured Party to collect any of the Obligations, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including without limitation all reasonable fees of the paralegals and other staff employed by such attorneys, together with interest at the rate prescribed in the Note and shall be part of the Obligations, payable on demand and secured by the Collateral. Such interest shall accrue at the times, and in the manner, provided for in the Note.

5.3 **Expenditures by Secured Party**. If Debtor shall fail to pay taxes, insurance, assessments, costs or expenses which Debtor is, under any of the terms hereof or of any of the other Loan Documents, required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, except as permitted herein, Secured Party may, in its sole discretion, after notice to Debtor, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in the Note and shall be part of the Obligations, payable on demand and secured by the Collateral.

5.4 **Custody and Preservation of Collateral**. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Debtor shall request in writing, but failure by Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by Secured Party to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Debtor, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

5.5 **Assignability; Parties**. This Agreement may not be assigned by Debtor without the prior written consent of Secured Party. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made, Debtor shall render performance under this Security Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party, except defenses which cannot be waived. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of Debtor and the successors and assigns of Secured Party.

5.6 **Applicable Law of Severability**. This Agreement shall be construed in all respects in accordance with, and governed by, the internal laws (as opposed to conflict of laws principles) of the state of Ilinois. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The parties hereto consent to the jurisdiction and venue of the state and federal courts sitting in Cook County, Ilinois in any action or judicial proceeding brought to enforce, or construe or interpret this Security Agreement.

5.7 **Section Titles**. The section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

5.8 **Continuing Effect**. This Agreement, Secured Party's security interests in the Collateral of Debtor, and all of the other Loan Documents shall continue in full force and effect so long as any Obligations of Debtor shall be owed to Secured Party.

5.9 **Notices**. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below (b) delivery by facsimile or similar means of delivery and (c) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or in the case of notice by Federal Express or other reputable overnight courier service, one (1) Business Day after delivery to such courier service, addressed to the party to be notified at the address set forth below their signatures to this Agreement, or to such other address as each party designates to the other in writing.

5.10 **Equitable Relief**. Debtor recognizes that, in the event Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Secured Party; therefore, Debtor agrees that Secured Party, if Secured Party so requests, shall be entitled to temporary and permanent injunctive relief.

5.11 **Entire Agreement**. This Agreement, together with the Loan Documents executed in

connection herewith, constitutes the entire Agreement among the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings with respect thereto. This Agreement may be amended only by mutual agreement of the parties evidenced in writing and signed by the party to be charged therewith.

5.12 **Indemnity**. Debtor agrees to defend, protect, indemnify and hold harmless Secured Party and each and all of its respective officers, directors, employees, attorneys and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated by a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or other statutory regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto (including any liability under federal, state, local or foreign environmental laws or regulations); provided, that Debtor shall not have any obligation to any Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is in violation of any law or public policy, Debtor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters incurred by the Indemnified Parties. Any liability, obligation, loss, damage, penalty, cost or expense incurred by the Indemnified Parties shall be paid to the Indemnified Parties on demand, together with interest thereon at the rate prescribed for in the Note from the date incurred by the Indemnified Parties until paid by Debtor, be added to the Obligations and be secured by the Collateral. The provisions of and undertakings and indemnifications set out in this Section 5.12 shall survive the satisfaction and payment of the Obligations.

5.13 **Representations and Warranties**. Notwithstanding anything to the contrary contained herein, each representation or warranty contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the repayment of the Obligations.

5.14 **Counterparts; Facsimiles**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be deemed to be original signatures. In addition, if any of the parties sign facsimile copies of this Agreement, such copies shall be deemed originals.

5.15 **Conflict**. To the extent that any provision or term of the Security Agreement or the

Note conflict with any provision or term herein, the term or provision of this Agreement shall govern.

5.16 **Statute of Limitations.** Until all Indebtedness shall have been paid in full and all commitments by Secured Party to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

Intentionally Blank

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTOR:

KCI Investments, LLC., a Nevada limited liability company

By______________________________

Ken Antos, Managing Member

KCI, LLC.

4033 S. Dean Martin Dr.

Las Vegas, NV 89106

SECURED PARTY:

By______________________________

Richard D. Doermer

1621 West Walnut Street

Chicago, IL 60612

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this **"Agreement"**), dated as of November 4, 2013, made by David L. Becklean, an individual (**"Pledgor,"** also referred to herein as the **"Borrower"**), having an address c/o 5148 Spanish Heights Dr., Las Vegas, NV 89148, in favor of Simpson VIII, LLC, a South Dakota limited liability company, as Lender having an address at c/o BNR Partners, LLC 30 N. Wacker Drive, Suite 2201 Chicago, IL 60606 (collectively with its successors and assigns the **"Lender"**).

RECITALS:

A. The Lender is making a loan in the principal amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars (the **"Loan"**) to the Borrower which Loan is evidenced by a Secured Promissory Note dated the date hereof (as the same may be amended, restated, replaced, supplemented or modified from time to time, the **"Note"**) made by the Borrower in favor of the Lender.

B. It is a condition precedent to the obligation of Lender to make the Loan to the Pledgor, that Pledgor shall have executed this Agreement and delivered same to Lender.

C. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Note.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, and to induce Lender to make the Loan, Pledgor hereby agrees with Lender as follows:

1. Defined Terms. (a) For the purposes of this Agreement, the following terms shall have the following meanings:

"Agreement" has the meaning ascribed to such term in the introductory paragraph hereof.

"**Business Day**" shall mean any day other than a Saturday, a Sunday or any other day on which national banks in Chicago, Illinois or the city where the Lender maintains its principal office are not open for business.

"Company" means KCI Investments, LLC, a Nevada limited liability company.

"Collateral" has the meaning ascribed to such term in Section 2 hereof.

"Code" means the Uniform Commercial Code of the State of Illinois 810 ILCS 5 *et seq*.

"Event of Default" has the meaning ascribed to such term in Section 14 hereof.

"KCI Loan Documents" shall mean: Secured Promissory Note executed by Borrower in favor of Turpin Brown Trust, dated December 27, 2012; Secured Promissory Note executed by the Borrower in favor Richard D. Doermer 2006 6% Charitable Remainder Unitrust, dated February 1, 2013; Secured Promissory Note executed by the Borrower in favor of the Richard D. Doermer 2006 6% Charitable Lead Unitrust, dated February 1, 2013; Secured Promissory Note executed by the Borrower in favor of the The Richard D. Doermer 1999 8% Charitable Remainder Unitrust, dated February 1, 2013; Secured Promissory Note executed by the Borrower in favor of Simpson VIII, L.L.C. dated June 7, 2013; Secured Promissory Note executed by the Borrower in favor of Simpson VIII, L.L.C dated August 28, 2013; Secured Promissory Note executed by the Borrower in favor of Simpson IV, L.L.C.dated August 28, 2013; Secured Promissory Note Executed by the Borrower in favor of Simpson VIII, LLC dated September 24, 2013; Secured Promissory Note Executed by Borrower in favor of Richard D. Doermer dated October 15, 2013; Secured Promissory Note Executed by Borrower in favor of Richard D. Doermer dated October 30, 2013; The Security Agreement entered into by Borrower and Turpin Brown Trust, a South Dakota trust on December 27, 2012 as security for the Secured Promissory Note executed by Borrower in favor of Turpin Brown Trust , dated December 27, 2012; The Security Agreement entered into by Borrower and Richard D. Doermer 2006 6% Charitable Remainder Unitrust ("2006 CRUT") dated February 1, 2013 as security for the Secured Promissory Note executed by the Borrower in favor of the 2006 CRUT; The Security Agreement entered into by Borrower and Richard D. Doermer 2006 6% Charitable Lead Unitrust ("CLUT") dated February 1, 2013 as security for the Secured Promissory Note executed by the Borrower in favor of the CLUT; The Security Agreement entered into by Borrower and The Richard D. Doermer 1999 8% Charitable Remainder Unitrust ("1999 CRUT") dated February 1, 2013 as security for the Secured Promissory Note executed by the Borrower in favor of the CLUT; The Security Agreement entered into by Borrower and Simpson VIII, L.L.C. dated June 7, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson VIII, L.L.C; The Security Agreement entered into by Borrower and Simpson VIII, L.L.C. dated August 28, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson VIII, L.L.C; The Security Agreement entered into by Borrower and Simpson IV, L.L.C. dated August 28, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson IV, L.L.C.; The Security Agreement entered into by Borrower and Simpson VIII, L.L.C. dated September 24, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Simpson VIII, L.L.C; The Security Agreement entered into by Borrower and Richard D. Doermer dated October 15, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Richard D. Doermer; and The Security Agreement entered into by Borrower and Richard D. Doermer dated October 30, 2013 as security for the Secured Promissory Note executed by Borrower in favor of Richard D. Doermer.

"KCI Obligations" shall mean all obligations and liabilities of the Company, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under or out of or in connection with the KCI Loan Documents.

"Lender" has the meaning ascribed to such term in the introductory paragraph hereof.

"Loan" has the meaning ascribed to such term in the Recitals.

"Loan Documents" shall mean, collectively, this Agreement, the Note, and all other documents executed and delivered by Pledgor in connection with the Loan.

"**Material Adverse Effect**" shall mean a material adverse effect upon (i) the business operations, economic performance, prospects, assets or condition (financial or otherwise) of Pledgor or the Collateral, (ii) the ability of Pledgor to perform, in all material respects, its obligations under the Loan Documents, (iii) the enforceability or validity of any Loan Document or the perfection or priority of any Lien created under any Loan Document, or (iv) the rights, interests and remedies of Lender under the Loan Documents.

"Note" has the meaning ascribed to such term in the Recitals.

"**Obligations**" shall mean the KCI Obligations and the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loan, and all other obligations and liabilities of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under or out of or in connection with this Agreement, the Note, or any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Lender that are required to be paid by Borrower pursuant to the terms of the Loan Documents) or otherwise.

"**Person**" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Pledged Company Interests" means the regular membership interests of Pledgor, or entities owned by or controlled by Pledgor, in the Company listed on Schedule I hereto, together with all membership interest certificates, options or rights of any nature whatsoever which now exist or hereafter may be issued or granted by the Company to Pledgor while this Agreement is in effect and all other ownership interests of Pledgor in the Company.

"Proceeds" means, without limitation, all dividends or other income from the Pledged Company Interests, collections thereon or distributions with respect thereto.

(b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The word "including" when used in this Agreement shall be deemed to be followed by the words "but not limited to." Any rule of

construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

"Settlement Agreement" shall mean that certain Settlement Agreement and Mutual Release dated September 1, 2012, by and among Twin Towers Trading Site Management, LLC, Jeffrey Brandon, Eric Scholer, the Pledgor, Ken Antos and SMG Group, Inc.

2. Pledge; Grant of Security Interest; Delivery of Collateral. (a) Pledgor hereby pledges and grants to Lender, as collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (whether at the stated maturity date, by acceleration or otherwise), a first priority security interest in all of Pledgor's right, title and interest to the following, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the **"Collateral"**):

(i) all Pledged Company Interests and all other ownership interests of Pledgor in the Company;

(ii) all securities, moneys or property representing dividends or interest on any of the Pledged Company Interests, or representing a distribution in respect of the Pledged Company Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Company Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Company Interests;

(iii) all right, title and interest of the Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Company Interests and any other Collateral;

(iv) all right, title and interest of Pledgor in, to and under the Company's limited liability company operating agreement (the **"Company Agreement")** or any other agreement or instrument relating to the Pledged Company Interests, including, without limitation, (i) all rights of Pledgor to receive moneys or distributions with respect to the Pledged Company Interests due and to become due under or pursuant to the Company Agreement, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Company Interests, (iii) all claims of Pledgor for damages arising out of or for breach of or default under the Company Agreement, (iv) any right of Pledgor to perform under the Company Agreement and to compel performance and otherwise exercise all rights and remedies thereunder, and (v) all of its right, title and interest of Pledgor as a member to participate in the operation or management of the Company and all of Pledgor's ownership interests under the Company Agreement;

(v) all Proceeds of any of the foregoing property of the Pledgor, including, without limitation, any proceeds of insurance thereon, all "securities," "accounts," "general intangibles," "instruments" and "investment property," in each case as defined in the Code, constituting or relating to the foregoing; and

(vi) all right, title and interest of the Pledgor in, to and under the Settlement Agreement, including, without limitation, all payments payable to the Pledgor under Section 2 of the Settlement Agreement.

(b) Delivery of the Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to, and held by or on behalf of, Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Lender. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined in Section 14), Lender shall have the right, at any time, in its discretion upon notice to Borrower, to sue Borrower for repayment of the Loan or to foreclose its security interest, subject to repayment and recapture of the membership interest by the Borrower during the foreclosure process, or to delay and otherwise impede a bankruptcy filing by the Borrower. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Lender a certification and pledge of interests (**"Certification"**), in the form set forth on Exhibit A hereto, for the Pledged Company Interests, transferring all of such Pledged Company Interests in blank, duly executed by Pledgor. Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to transfer to, and to designate on such Pledgor's Certification, any Person to whom the Pledged Company Interests are sold in accordance with the provisions hereof. In addition, Lender shall have the right at any time to exchange any Certification representing or evidencing the Pledged Company Interests or any portion thereof for one or more additional or substitute Certification representing or evidencing smaller or larger percentages of the Pledged Company Interests represented or evidenced thereby, subject to the terms thereof.

(c) The execution and delivery of this Agreement shall not subject Lender to, or transfer or pass to Lender, or in any way affect or modify, the liability of Pledgor under the Company Agreement. In no event shall the acceptance of this Agreement by Lender or the exercise by Lender of any rights hereunder or assigned hereby constitute an assumption of any liability or obligation of Pledgor to, under or in connection with the Company Agreement.

3. Representations and Warranties. Pledgor represents and warrants as of the date hereof that:

(b) Litigation. Except as disclosed to Lender in writing prior to the date of this Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental authority or agency or any other Person, now pending or (to the knowledge of Pledgor) threatened against Pledgor, the Collateral and/or the Company.

(c) No Breach. None of the execution and delivery of this Agreement or any other Loan Document to which Pledgor is a party, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under the organizational documents of Pledgor or the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority, or any agreement or instrument to which Pledgor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation

or imposition of any lien upon any of the revenues or assets of Pledgor pursuant to the terms of any such agreement or instrument.

(d) Necessary Action. Pledgor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Pledgor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Pledgor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

(e) Approvals. No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for (i) the execution, delivery or performance by Pledgor of this Agreement or for the validity or enforceability thereof, (ii) the grant by Pledgor of the assignments and security interests granted hereby, or the pledge by Pledgor of the Collateral pursuant hereto, (iii) the perfection or maintenance of the pledge, assignment and security interest created hereby except for the filing of financing statements under the Code, or (iv) the exercise by Lender of all rights and remedies in respect of the Collateral pursuant to this Agreement.

(f) Ownership. The Pledged Company Interests constitute all the issued and outstanding equity and/or membership interests of the Pledgor, or entities owned or controlled by Pledgor, in the Company. Pledgor is the record and beneficial owner of, and has good and indefeasible title to the Collateral, free and clear of all pledges, liens, mortgages, hypothecations, security interests, charges, options or other encumbrances whatsoever, except the security interest created by this Agreement. Pledgor shall not, directly or indirectly, sell, assign, transfer or otherwise dispose of, or grant any option with respect to the Collateral. The Pledged Company Interests are not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restrictions contained herein and under applicable Federal securities laws). The Pledged Company Interests constitute all of the issued and outstanding membership interests in the Company that have been issued to the Pledgor, or entities owned by or controlled by Pledgor, as of the date of this Agreement.

(g) Principal Place of Business and State of Organization. Pledgor's principal place of business is 4033 S. Dean Martin Dr., Las Vegas, NV 89103. Pledgor will not change Pledgor's principal place of business unless Pledgor has previously notified Lender thereof and taken such action as is necessary or reasonably requested by Lender to cause the security interest of Lender in the Collateral to continue to be perfected.

(h) No Securities Trading or Accounts. The Pledged Company Interests are not, and will not be, dealt in or traded on any securities exchanges or securities markets, and are not, and will not be, held in any "securities account" as defined in Article 8 of the Code.

(i) Valid Security Interest. This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations and upon delivery of the certificate(s) evidencing the Pledged Company Interests to Lender and the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security

interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken.

(j) Authorization. Pledgor authorizes Lender to: (i) subject to the terms and provisions of Section 6 hereof, perform any and all other acts which Lender in good faith deems reasonably necessary for the protection and preservation of the Collateral or its value or Lender's security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Collateral to or in Lender's own name and receiving the income therefrom as additional security for the Obligations, as set forth more fully in Section 5(b) hereof, and (ii) pay any charges or expenses which Lender deems reasonably necessary for the foregoing purpose, but without any obligation on the part of Lender to do so (and any amounts so paid shall constitute Obligations hereunder). Upon the delivery of the certificated Pledged Company Interests to Lender, Pledgor authorizes Lender to store, deposit and safeguard the Collateral. Any obligation of Lender for the reasonable care of the Collateral in Lender's possession shall be limited to the same degree of care which Lender uses for similar property pledged to Lender by other Persons.

(k) Delivery. Pledgor has delivered to Lender (i) true, correct and complete copies of the Company Agreement, (ii) the articles of organization of the Company, (iii) the originals of all certificates, instruments or writings representing the Pledged Company Interests and (iv) a true, correct and copy of the Settlement Agreement. There are and shall be no other agreements governing the formation, organization or terms of the membership interests with respect to Pledgor.

(l) Intentionally Omitted.

(m) Acknowledgment and Consent of the Company. Pledgor has delivered to Lender an acknowledgement and consent executed by the Company in the form of Exhibit B attached hereto and made a part hereof.

4. Covenants. Pledgor covenants and agrees with Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) have been paid and performed in full:

(a) Acknowledgements of Parties. If Pledgor shall, as a result of its ownership of the Pledged Company Interests, become entitled to receive or shall receive any regular membership certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Company Interests, or otherwise in respect thereof, Pledgor shall accept the same as Lender's agent, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly endorsed by Pledgor to Lender, if required, together with an undated regular membership interest power covering such certificate duly executed in blank and with, if Lender so requests, signature guaranteed, to be held by Lender hereunder as additional security for the Obligations. Any sums paid to Pledgor upon or in respect of the Pledged Company Interests

upon the liquidation or dissolution of the Company shall be paid over to Lender to be held by it hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Company Interests or any property shall be distributed upon or with respect to the Pledged Company Interests pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization thereof, the property so distributed shall be delivered to Lender to be held by it, subject to the terms hereof, as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Company Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Pledgor, as additional security for the Obligations.

(b) Without the prior written consent of Lender, Pledgor shall not, directly or indirectly (i) except as permitted by the Loan Documents, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur, authorize or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for any lien provided for by this Agreement. Pledgor shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever. Any interest, securities, lien or option with respect to the Pledged Company Interests issued in violation of this Agreement shall be void *ab initio*.

(c) At any time and from time to time, upon the written request of Lender, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing UCC financing or continuation statements, provided that the Obligations shall not be increased thereby. Pledgor hereby authorizes Lender to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Lender and duly endorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement.

(d) Pledgor will not create, incur or permit to exist, will defend the Collateral against, and will take all such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby, and will defend the right, title and interest of Lender in, to and under the Collateral against the claims and demands of all Persons whomsoever.

(e) Pledgor will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

(f) Pledgor will not change the location of its principal place of business from that specified in Section 3(g).

(g) Pledgor shall pay, and save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(h) Pledgor shall not, directly or indirectly, without the prior written consent of Lender, attempt to waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting or governing the Collateral (including, without limitation, the Company Agreement or any other organizational document of the Company) or any of the rights or interests of Pledgor as party, holder, mortgagee or beneficiary thereunder. Pledgor agrees that all rights to do any and all of the foregoing have been assigned to Lender, but Pledgor agrees that, upon request from Lender from time to time, Pledgor shall do any of the foregoing or shall join Lender in doing so or shall confirm the right of Lender to do so and shall execute such instruments and undertake such actions as Lender may reasonably request in connection therewith.

(i) Pledgor shall not make any election, compromise, adjustment or settlement in respect of any of the Collateral.

(j) Lender may, in its discretion, for the account and expense of Pledgor, pay any amount or do any act required of Pledgor hereunder or requested by Lender to preserve, protect, maintain or enforce the obligations of Pledgor under the Note, this Agreement, the other Loan Documents, the Collateral or the security interests granted herein, provided Pledgor has failed to pay such amount or take such action within ten (10) days after written demand by Lender. Any such payment shall be deemed an advance by Lender to Pledgor and shall be payable by such Pledgor within ten (10) days after written demand together with interest thereon at the Default Rate (as defined in the Note) from the date expended by Lender until paid.

(k) Pledgor shall promptly give to Lender notice of all pending legal or arbitration proceedings, and of all proceedings pending by or before any governmental or regulatory authority or agency, affecting Pledgor or the Company.

(l) Pledgor waives (i) all rights to require Lender to proceed against any other Person, entity or collateral or to exercise any remedy set forth herein or in any other agreement, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Collateral until all Obligations have been paid in full, and (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Agreement or that are non-waivable under any applicable law. Pledgor agrees that the Collateral, other collateral or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Agreement.

5. Certain Understandings of Parties; Registration of Pledge; Control of Collateral, Etc.

(a) The parties acknowledge and agree that the terms of the Pledged Company Interests do and will provide that they shall constitute a "security" within the meaning of Article 8 of the Code and Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The parties acknowledge and agree that the Pledged Company Interests constitute and will constitute "certificated securities" (as defined in the Uniform Commercial Code).

(b) Notwithstanding the foregoing, to better assure the perfection of the security interest of Lender in the Pledged Company Interests, concurrently with the execution and delivery of this Agreement, Pledgor shall send written instructions in the form of Exhibit C hereto to the issuer thereof (the "**Issuer**"), and shall cause the Issuer to, and the Issuer shall, deliver to Lender the Confirmation Statement and Instruction Agreement in the form of Exhibit D hereto. Notwithstanding anything in this paragraph, neither the written instructions nor the Confirmation Statement and Instruction Agreement shall be construed as expanding the rights of Lender to give instructions with respect to the Collateral beyond such rights set forth in this Agreement.

6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all regular membership interest cash distributions or cash dividends paid in the normal course of business of the Company, and to exercise all voting and regular membership interests or rights with respect to the Pledged Company Interests, provided that no vote shall be cast or right exercised or other action taken which, in Lender's judgment, would impair the Collateral. If an Event of Default shall occur and be continuing, all of Pledgor's rights to vote, grant consents, approvals or waivers or otherwise exercise membership or other rights with respect to Pledged Company Interests and all rights of Pledgor to receive dividends, distributions or other payments with respect to Pledged Company Interests or any other Collateral, shall cease (it being understood that Lender shall then have such rights as set forth in Section 7 below).

7. Rights of Lender.

(a) If an Event of Default shall occur and be continuing, Lender shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Collateral and make application thereof to the Obligations, in such order as Lender, in its sole discretion, may elect, in accordance with the Loan Documents and KCI Loan Documents. If an Event of Default shall occur and be continuing, then all Pledged Company Interests, at Lender's option, shall be registered in the name of Lender or its nominee (if not already so registered), and Lender or its nominee may thereafter exercise (i) all voting, and all regular membership and other rights pertaining to the Pledged Company Interests, and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Company Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Company Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Company, or upon the exercise by Pledgor or Lender of any right, privilege or option pertaining to such Pledged Company

Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Company Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of Lender under this Agreement shall not be conditioned or contingent upon the pursuit by Lender of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto. Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c) Upon satisfaction in full of payment of all the Obligations, Lender's rights under this Agreement shall terminate and Lender shall return the certificates representing or evidencing the Pledged Company Interests and shall deliver to Pledgor UCC-3 termination statements or those documents and agreements reasonably requested by Pledgor to terminate all of Lender's rights under this Agreement and all other Loan Documents.

(d) Pledgor also authorizes Lender, at any time and from time to time, to execute, in connection with the sale provided for in Sections 9 or 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) The powers conferred on Lender hereunder are solely to protect Lender's interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

(f) If Pledgor fails to perform or comply with any of its agreements contained herein which failure continues beyond any applicable grace or cure period, if any, and Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Lender incurred in connection with such performance or compliance, together with interest at the Default Rate if such expenses are not paid on demand, shall be payable by Pledgor to Lender on demand and shall constitute obligations secured hereby.

8. Remedies. During the continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations:

(a) all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such

additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b) Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) Lender in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

During the continuance of an Event of Default, without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, the Company or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released. Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be

deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(d) The rights, powers, privileges and remedies of Lender under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Lender at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Lender hereunder.

9. Private Sales. (a) Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Company Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Lender than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Lender shall be under no obligation to delay a sale of any of the Pledged Company Interests for the period of time necessary to permit the Company or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Company or Pledgor would agree to do so.

(b) Pledgor further shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Company Interests pursuant to this Section 9 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(c) Lender shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. The Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Lender accepts the first offer received and does not offer any Collateral to more than one offeree.

(d) Pledgor specifically agrees (x) that it shall not raise any objection to Lender's purchase of the Pledged Company Interests (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in No Action Letters issued by SEC staff relating to procedures for foreclosure sale of securities

will (i) be considered commercially reasonable notwithstanding that Lender has not registered or sought to register the Pledged Company Interests under the Securities Laws, even if Pledgor or the Company agrees to pay all costs of the registration process; and (ii) will be considered to be commercially reasonable notwithstanding that the Lender purchases the Pledged Company Interests at such a sale.

(e) Pledgor agrees that Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Company Interests sold by Lender pursuant to this Agreement. Lender, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Lender's right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:

(i) Lender conducts the foreclosure sale in the State of Illinois,

(ii) The foreclosure sale is conducted in accordance with the laws of the State of Ilinois,

(iii) Not less than ten (10) days in advance of the foreclosure sale, Lender notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale,

(iv) The foreclosure sale is conducted by an auctioneer licensed in the State of Illinois and is conducted in front of the Circuit Court of the State of Illinois located in Chicago or such other Illinois State Court in the County of Cook, having jurisdiction over the Collateral on any Business Day between the hours of 9:00 a.m. and 5:00 p.m.,

(v) The notice of the date, time and location of the foreclosure sale is published in the Chicago Tribune (or such other daily newspaper widely circulated in Cook County, Illinois) for seven (7) consecutive days prior to the date of the foreclosure sale, and

(vi) Lender sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the States of Nevada conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.

10. Limitation on Duties Regarding Collateral. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar securities and property for its own account. Neither Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

11. Financing Statements; Other Documents. On the date hereof, Pledgor hereby authorizes Lender to file UCC-1 financing statements with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Lender may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

12. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Lender, Lender is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Pledgor fails to do following notice by Lender, and which Lender may deem reasonably necessary or advisable to accomplish the purposes hereof including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings that the attorney-in-fact may deem necessary or desirable for the perfection and/or collection of any of the Collateral or otherwise to enforce the rights of Lender, with respect to any of the Collateral; and

(d) to execute, in connection with the sale provided for in Section 9 or 10, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

If so requested by Lender, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Lender at the Pledgor's expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request. The power-of-attorney granted pursuant to this Section 12 shall terminate upon payment and performance in full of the Obligations.

13. Additional Covenants of Pledgor Relating to Affirmative Covenants of the Company. Pledgor covenants and agrees with Lender that, from and after the date of this Agreement until the Obligations (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) are paid and performed in full, Pledgor shall take, and/or cause the Company to take, any and all actions as are required by or to comply with the terms of the Loan Documents, in each case, applicable to it and not to take any actions that violate any such documents.

14. Events of Default. Each of the following events shall constitute an event of default hereunder (an "**Event of Default**"):

(a) failure of Pledgor to comply with its obligations under the Note on the date that the same shall become due;

(b) failure of Pledgor to comply with its non-monetary obligations under this Agreement after twenty (20) days notice thereof;

(c) if any material representation or warranty made by Pledgor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, shall have been false or misleading in any materially adverse respect as of the date the representation or warranty was made or deemed remade;

(d) if Pledgor shall make an assignment for the benefit of creditors;

(e) if a receiver, liquidator or trustee shall be appointed for Pledgor or if Pledgor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Pledgor, or if any proceeding for the dissolution or liquidation of Pledgor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Pledgor, the same shall constitute an Event of Default only upon the same not being discharged, stayed or dismissed within sixty (60) days following its filing; or

(f) if there occurs any change, event or condition which has a Material Adverse Effect; or

(g) if there is a default under any of the KCI Loan Documents.

Upon the occurrence of an Event of Default and upon notice to the Pledgor, the Lender will be entitled to (a) sue Pledgor for repayment or (b) foreclose its security interest, subject to repayment and recapture of the membership interest by the Borrower during the foreclosure process, or to delay and otherwise impede a bankruptcy filing by the Borrower.

15. Miscellaneous.

(a) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) No Waiver; Cumulative Remedies. Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise

of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.

(c) Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought. This Agreement shall be binding upon Pledgor and the respective successors and permitted assigns of Pledgor and shall inure to the benefit of Lender and its successors and assigns; provided no Pledgor shall have any right to assign its rights hereunder except to the extent provided in the Loan Documents. The rights of Lender under this Agreement shall automatically be transferred to any permitted transferee to which Lender transfers the Note and Loan Documents.

(d) Notices. Notices by Lender to Pledgor or the Company to be effective shall be in writing, addressed or transmitted to Pledgor or the Company at the address of Pledgor set forth in this Agreement.

(e) Governing Law.

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, AND MADE BY PLEDGOR AND ACCEPTED BY LENDER IN THE STATE OF ILLINOIS, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(f) Agents. Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(g) Irrevocable Authorization and Instruction to the Company. Pledgor hereby authorizes and instructs the Company and any servicer of the Loan to comply with any instruction received by it from Lender in writing that (i) states that an Event of Default has occurred and is continuing, and (ii) is otherwise in accordance with the terms of this Agreement,

without any other or further instructions from Pledgor, and Pledgor agrees that the Company and any servicer shall be fully protected in so complying.

(h) Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(i) Special Damages. No claim may be made by Pledgor against Lender, its affiliates and its respective directors, officers, employees, or attorneys for any special, indirect, punitive or consequential damages ("**Special Damages**") in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law Pledgor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(j) Joint and Several Liability. If Pledgor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

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IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

DAVID BECKLEAN

LENDER:

SIMPSON VIII, LLC

By: William Richards, its Manager

SCHEDULE 1

DESCRIPTION OF PLEDGED MEMBERSHIP INTERESTS

Issuer	Owner	Class of Partnership/Membership Interest	Percentage of Partnership/Membership Interests
KCI Investments, LLC	David Becklean	Regular	27.2%

THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY HAVE BEEN PLEDGED TO SIMPSON VIII, LLC, A SOUTH DAKOTA LIMITED LIABILITY COMPANY, PURSUANT TO A (I) NOTE AND (II) PLEDGE AND SECURITY AGREEMENT.

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD OR TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE. THE AGREEMENT (AS DEFINED BELOW) PROVIDES FOR FURTHER RESTRICTIONS ON TRANSFER OF THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY.

NUMBER		**PERCENTAGE INTEREST**
2	**KCI Investments, LLC** **Formed under the Laws** **of the State of Nevada**	**27.2%**

THIS IS TO CERTIFY THAT DAVID BECKLEAN ("**Member**") is a member holding **27.2%** of the membership interests in **KCI INVESTMENTS, LLC**, a Nevada limited liability company (hereinafter called the "**Company**"), transferable only on the books of the Company by the holder hereof in person or by its duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is issued pursuant to and shall be held subject to all the provisions of that certain Operating Agreement of the Company, dated as of October 10, 2010, (the "**Operating Agreement**"), copies of which are on file at the offices of the Company in Las Vegas, Nevada. This Certificate evidences the membership interests held by Member in the Company, which is described in the Operating Agreement, and an authorized transfer hereof may be registered upon the Company's books at the transferee's request. Each membership interest in the Company shall constitute a "security" within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code of the State of Illinois as in effect from time to time in the State of Illinois, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed this 4th day of November, 2013.

KCI INVESTMENTS, LLC, a Nevada limited liability company

By: ______________________________
Name: Kenneth M. Antos
Title: Manager

Exhibit A-1

POWER

FOR VALUE RECEIVED, DAVID BECKLEAN hereby sells, assigns and transfers unto **Simpson VIII, LLC, a South Dakota limited liability company** ("**Transferee**"), the limited liability company interest in **KCI Investments, LLC**, a Nevada limited liability company, standing in its name on the books of said limited liability company and represented by Certificate No. 2 herewith, and do hereby irrevocably constitute and appoint Simpson VIII, LLC as the undersigned's attorney-in-fact to transfer the said limited liability company interest on the books of said limited liability company with full power of substitution in the premises.

Dated: November 4, 2013.

DAVID BECKLEAN

By: David L. Becklean

Name: David Becklean

Acknowledgment and Consent

KCI Investments, LLC, a Nevada limited liability company, hereby acknowledges receipt of a copy of the Pledge and Security Agreement and the Instructions to Register Pledge delivered pursuant thereto, and the undersigned agrees that it is bound thereby. KCI Investments, LLC agrees to notify Lender in writing of the occurrence of any of the events described in Section 5(b) of the Pledge and Security Agreement.

Dated: as of November 4, 2013

KCI Investments, LLC, a Nevada limited liability company

By: ______________________________

Name: Kenneth M. Antos

Title: Manager

Instruction to Register Pledge

November 4, 2013

To: KCI INVESTMENTS, LLC
a Nevada limited liability company

In accordance with the requirements of that certain Pledge and Security Agreement, dated as the date hereof (as amended, supplemented or otherwise modified from time to time, the **"Pledge Agreement"**), among David Becklean, an individual (**"Pledgor,"** also referred to herein as the **"Borrower"**), in favor of Simpson VIII, LLC, a South Dakota limited liability company (collectively with its successors and assigns the **"Lender"**) (defined terms used herein as therein defined), you are hereby instructed to register the pledge of the following interests as follows:

The membership interest of the undersigned in KCI INVESMTENTS, LLC, a Nevada limited liability company (the "**Issuer**") as listed on Schedule I to the Pledge Agreement, including, without limitation, all of the following property now owned or at any time hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest:

(a) all additional membership interests of, or other equity interests in, the Issuer and options, warrants, and other rights hereafter acquired by Pledgor in respect of such membership interests or other equity interests (whether in connection with any capital increase, recapitalization, reclassification, or reorganization of the Issuer or otherwise) (all such membership interests and other equity interests, including those described on Schedule I to the Pledge Agreement, and all such options, warrants and other rights being hereinafter collectively referred to as the "**Pledged Company Interests**");

(b) all certificates, instruments, or other writings representing or evidencing the Pledged Company Interests, and all accounts and general intangibles arising out of, or in connection with, the Pledged Company Interests;

(c) any and all moneys or property due and to become due to Pledgor now or in the future in respect of the Pledged Company Interests, or to which Pledgor may now or in the future be entitled to in its capacity as a member of the Issuer, whether by way of a dividend, distribution, return of capital, or otherwise;

(d) all other claims which Pledgor now has or may in the future acquire in its capacity as a shareholder of the Issuer against the Issuer and its property;

(e) all rights of Pledgor under the Company Agreement (and all other agreements, if any, to which Pledgor is a party from time to time which relate to its ownership of the Pledged Company Interests), including, without limitation, all voting and consent rights of Pledgor arising thereunder or otherwise in connection with Pledgor's ownership of the Pledged Company Interests; and

(f) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

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You are hereby further authorized and instructed to execute and deliver to Lender a Confirmation Statement and Instruction Agreement, substantially in the form of Exhibit D to the Pledge Agreement and, to the extent provided more fully therein, to comply with the instructions of Lender in respect of the Collateral without further consent of, or notice to, the undersigned. Notwithstanding anything in this paragraph, this instruction shall not be construed as expanding the rights of Lender to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement. In giving this instruction, Pledgor advises you that no revocation or modification of the instructions contained herein shall be effective until Lender shall have given its prior written consent thereto.

Very truly yours,

PLEDGOR:

David L. Becklean
DAVID BECKLEAN

LENDER:

SIMPSON VIII, LLC,
a South Dakota limited liability company

By: ______________________________
Name: Bill Richards
Title: Manager

Confirmation Statement and Instruction Agreement

November 4, 2013

To: Simpson VIII, LLC
c/o BNR Parnters, LLC
30 N. Wacker Drive, Suite 2201
Chicago, IL 60606

Pursuant to the requirements of that certain Pledge and Security Agreement dated the date hereof (as amended, supplements or otherwise modified from time to time, the **"Pledge Agreement"**), among David Becklean, an individual (**"Pledgor,"** also referred to herein as the "**Borrower"**), in favor of Simpson VIII, LLC, a South Dakota limited liability company (collectively with its successors and assigns the **"Lender"**) (defined terms used herein as therein defined), this Confirmation Statement and Instruction Agreement relates to those membership interests (the **"Pledged Company Interests"**), as further described on Schedule I of the Pledge Agreement, issued by KCI Investments, LLC, a Nevada limited liability company.

The terms of the Pledged Company Interests provide that it is a "security" within the meaning of Article 8 of the Uniform Commercial Code of Illinois (the "**Code**") and Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The Pledged Company Interests constitute "certificated securities" (as defined in the Code).

For purposes of perfecting the security interest of Lender in the Pledged Company Interests, the undersigned (the "**Issuer**") agrees as follows:

(1) On the date hereof, the registered owners of membership interests in the undersigned are:

David Becklean	Regular	27.2%

(2) The registered pledgee of the Pledged Company Interests is:

Simpson VIII, LLC,
Taxpayer I.D. Number: ______________

There are no liens of the Issuer on the Pledged Company Interests or any adverse claims thereto for which the Issuer has a duty under the Code. The Issuer has noted the pledge of the Pledged Company Interests to Lender on the books and records of the Issuer. No other pledge is currently registered or noted on the books and records of the Issuer with respect to the Pledge Company Interests.

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Until the Obligations are paid and performed in full (exclusive of provisions which shall survive full payment), the Issuer agrees to: (i) during the occurrence and continuance of an Event of Default, comply with the instructions of Lender, without any further consent from Pledgor or any other Person, in respect of the Collateral after receiving notice of such Event of Default; and (ii) during the occurrence and continuance of an Event of Default, disregard any request made by Pledgor or any other person which contravenes the instructions of Lender with respect to the Collateral. Notwithstanding anything in this paragraph, this Confirmation Statement and Instruction Agreement shall not be construed as expanding the rights of Lender to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement.

Dated: November 4, 2013

Very truly yours,

KCI INVESTMENTS, LLC, a Nevada limited liability company

By: ______________________________
Name: Kenneth M. Antos
Title: Manager

ACKNOWLEDGED AND AGREED:

SIMPSON VIII, LLC,
a South Dakota limited liability company

By: ________________________
Name: Bill Richards
Title: Manager

FIRST MODIFICATION TO SECURED PROMISSORY NOTE

THIS FIRST MODIFICATION TO SECURED PROMISSORY NOTE (this "Modification"), effective as of November 30, 2013, is entered into by and between KCI Investments, LLC a Nevada limited liability company ("Borrower"), and Richard D. Doermer, or his assigns ("Lender").

RECITALS

WHEREAS, Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Secured Promissory Note between Borrower and Lender dated as of October 31, 2013, as amended and modified from time to time (the "Note"), which, as of the date hereof, has an outstanding principal balance of $100,000.

WHEREAS, the maturity date of the Note is November 30, 2013.

WHEREAS, Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Note and have agreed to amend the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be amended as follows:

1. Amended definition of "Maturity Date". The definition of "Maturity Date" as set forth in Section 1.1 of the Note, is deleted in its entirety and replaced with the following:

"'Maturity Date' means August 1, 2014."

2. Addition of Section 2.7. Section 2.7 is added to the Note as follows:

"2.7. Issuance of Company Interests. Borrower shall, concurrently with the execution of this First Modification of Secured Promissory Note, transfer and assign to Lender units of membership interests in the Company equal to an aggregate of .20% of the issued and outstanding interests of the Company (determined on a fully-diluted basis) as of May 30, 2014. If the Borrower fails to pay in full all amounts due on the Maturity Date, including, without limitation, all principal, interest and penalties, Borrower shall transfer and assign to Lender units of membership interests in the Company equal to an aggregate of 3% of the issued and outstanding interests of the Company (determined on a fully-diluted basis).

3. No Other Changes. Except as explicitly amended by this Modification, all of the terms and conditions of the Note shall remain in full force and effect.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) Borrower has all requisite power and authority to execute this Modification and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Modification and all such other agreements and instruments

has been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by Borrower of this Modification and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or Instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the limited liability agreement of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Section 4 of the Note are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5. Amendment Fee and Expenses. Borrower shall pay to Lender a fully earned and nonrefundable amendment fee in the amount of one thousand dollars ($1,000.00) (the "Amendment Fee") contemporaneously with Borrower's execution and delivery to Lender of this Modification. In addition to its agreement to pay the Amendment Fee, Borrower's execution of this Modification shall constitute its agreement to pay upon demand all reasonable expenses in connection with the Loan, including (without limitation) legal fees for the preparation, negotiation, examination and enforcement of documents (including, without limitation, this Modification and any ancillary documents, and all other fees and costs incidental to the closing and making of the Loan). Lender shall not be required to pay any premium, brokerage fee, loan broker fee, commission or similar compensation in connection with this transaction, and Borrower agrees to defend, Indemnify, and hold Lender harmless from and against all claims asserted by any person on account of any such fee, commission or compensation, including attorneys' fees paid or incurred by Lender with respect to any such claim.

6. Conditions Precedent. The execution and performance of this Modification by Lender is subject to the following conditions precedent:

(a) Execution by Borrower and delivery to Lender of this Modification in form and substance satisfactory to Lender.

(b) Payment in full and in good funds of the Amendment Fee.

(c) The representations and warranties in Section 4 of this Modification shall be true and correct as of the date of this Modification.

(d) There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower (or any guarantor hereunder), nor any material decline, as determined by Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower (or any such guarantor).

7. References. All references in the Note to "this Secured Promissory Note" shall be deemed to refer to the Note as amended hereby; and any and all references in the Loan Documents to the Note shall be deemed to refer to the Note as amended hereby.

8. No Waiver. Except as otherwise provided herein, the execution of this Modification and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Note or a waiver of any breach, default or event of default under any Loan Document..

9. Miscellaneous. This Modification and each of the Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Electronic delivery of an original signature shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this First Modification to be duly executed and effective as of the date first above written.

BORROWER: KCI INVESTMENTS, LLC a Nevada limited liability company

By: Ken Antos
Its: Managing Member

Address: 4033 S. Dean Martin Dr.
Las Vegas, NV 89105

LENDER: RICHARD D. DOERMER

Address: 1621 West Walnut Street
Chicago, IL 60612